Exhibit 10.1

Notice of Grant of Performance Share Unit Award Under the Avago Technologies Limited 2009 Equity Incentive Award Plan	BROADCOM LIMITED 1 Yishun Avenue 7 Singapore 768923

GRANTEE NAME: Hock E. Tan	Grant Date: June 15, 2016
GRANTEE ID: Participant ID	Number of Performance
GRANT NUMBER: Client Grant ID	Share Units: 80,000

On the grant date shown above, Broadcom Limited (the “Company”) granted to the grantee identified above (“you” or the “Participant”) the number of performance share units shown above (the “PSUs” or “Performance Share Units”) under the Avago Technologies Limited 2009 Equity Incentive Award Plan, as amended (the “Plan”). If and when it vests, each PSU entitles you to receive up to three (3) ordinary shares of the Company (each, an “Ordinary Share”). By accepting this award of PSUs, you are affirmatively agreeing to the following in respect of these PSUs (a “Sell to Cover”):

Sell to Cover: Upon vesting of the PSUs and release of the resulting Ordinary Shares, the Company, on your behalf, will instruct Fidelity Stock Plan Services, LLC or one of its affiliates or such other agent instructed by the Company from time to time (collectively, the “Agent”) to sell that number of such Ordinary Shares determined in accordance with Section 2.6 of the attached Performance Share Unit Award Agreement (with respect to the PSUs) to satisfy any resulting tax withholding obligations of the Company, and the Agent will remit cash proceeds of such sale to the Company sufficient to satisfy such tax withholding obligations. The Company or a Subsidiary will then pay the required tax withholding obligations to the appropriate taxing authorities.

Pursuant to Exhibit A attached hereto, the number of Ordinary Shares issuable upon vesting of the PSUs shall be determined by multiplying the Achievement Factor (as determined in accordance with Exhibit A) times the total number of PSUs subject hereto. The PSUs shall vest in full on the third anniversary of the Grant Date (the “Vesting Date”) if you have not incurred a Termination of Services prior to such date, provided, that the Ordinary Shares issuable in connection with such vesting, if any, shall not be released until Determination Date (as defined in Exhibit A). For the avoidance of doubt, in the event the Achievement Factor equals zero, no Ordinary Shares will be issued on the Determination Date and the vested PSUs shall thereupon terminate.

By accepting this award electronically through the Plan service provider’s online grant acceptance process:

(1) You agree that the PSUs are governed by this Notice of Grant and the attached Performance Share Unit Award Agreement (including Exhibit A thereto and together with the Notice of Grant, the “Agreement”) and the Plan.

(2) You have received, read and understand the Agreement, the Plan and the prospectus for the Plan.

(3) You agree to accept as binding all decisions or interpretations of the Administrator or its delegate regarding any questions relating to the Plan or the Agreement).

(4) You have read and agree to comply with the Company’s Insider Trading Policy.

Capitalized terms not specifically defined in this Notice shall have the meanings specified in the Plan or the Agreement.

1

AVAGO TECHNOLOGIES LIMITED

2009 EQUITY INCENTIVE AWARD PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT

(SELL TO COVER)

Broadcom Limited, a company organized under the laws of Singapore (the “Company”), pursuant to the Avago Technologies Limited 2009 Equity Incentive Award Plan, as amended from time to time (the “Plan”), has granted to the grantee indicated in the attached Notice of Grant (the “Notice of Grant”) an award of performance share units (“Performance Share Units” or “PSUs”). The PSUs are subject to all of the terms and conditions set forth in this Performance Share Unit Award Agreement (including Exhibit A hereto and together with the Notice of Grant, the “Agreement”) and the Plan.

ARTICLE I

GENERAL

1.1    Defined Terms. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Plan or in the Notice of Grant, unless the context clearly requires otherwise.

    (a)    “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, disability, or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

    (b)    “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes a Non-Employee Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

    (c)    “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

    (d)    “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.2    General. Each Performance Share Unit represents the right to receive up to three (3) Ordinary Shares if and when it vests. The Performance Share Units shall not be treated as property or as a trust fund of any kind.

1.3    Incorporation of Terms of Plan. PSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF PERFORMANCE SHARE UNITS

2.1    Grant of PSUs. In consideration of your continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice of Grant (the “Grant Date”), the Company granted to you the number of PSUs set forth in the Notice of Grant.

2.2    Company’s Obligation to Pay. Unless the Achievement Factor (as defined in Exhibit A) is greater than zero and until the PSUs will have vested in the manner set forth in Article II hereof, you will have no right to payment of any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3    Vesting Schedule. Subject to Section 2.4, your PSUs will vest and become nonforfeitable according to the vesting schedule set forth in the Notice of Grant as long as you have not had a Termination of Services prior to the Vesting Date. Unless otherwise determined by the Administrator, employment or service for a portion, even a substantial portion, of the vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Services as provided in Section 2.5 below or under the Plan.

2.4    Change in Control Treatment. In the event of a Change in Control prior to the end of the Performance Period (as defined in Exhibit A), the Performance Period shall be shortened to end at such date within ten (10) days prior to the closing of the Change in Control as determined by the Administrator, the Achievement Factor shall be determined on a Determination Date occurring prior to the closing of the Change in Control based on performance through the end of the shortened Performance Period, and the PSUs shall vest immediately prior to the closing of such Change in Control.

2.5    Forfeiture, Termination and Cancellation upon Termination of Services. Upon your Termination of Services for any or no reason, to the extent unvested on the date of such Termination of Services, the PSUs will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and you, or your beneficiary or personal representative, as the case may be, shall have no further rights hereunder. In addition, in the event the Administrator determines that the Achievement Factor equals zero, the PSUs will be automatically forfeited, terminated and cancelled as of the Determination Date without payment of any consideration by the Company, and you, or your beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

2.6    Payment after Vesting.

    (a)    On or before the tenth (10th) day following the Determination Date (as defined in Exhibit A), the Company shall deliver to the Participant that number of Ordinary Shares, if any, determined by multiplying the Achievement Factor times the total number of PSUs subject to this Agreement, unless such Performance Share Units terminate prior thereto pursuant to Section 2.5. Notwithstanding the foregoing, in the event Ordinary Shares cannot be issued because of the failure to meet one or more of the conditions set forth in Section 2.8(a), (b) or (c) hereof, then the Ordinary Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Ordinary Shares can again be issued in accordance with Sections 2.8(a), (b) and (c) hereof. Notwithstanding any discretion in the Plan, the Notice of Grant or this Agreement to the contrary, upon vesting of the PSUs, Ordinary Shares will be issued, if at all, as set forth in this section. In no event will the PSUs be settled in cash.

    (b)    Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require you to pay any sums required by applicable law to be withheld with respect to the PSUs or the issuance of Ordinary Shares. Such payment shall be made by using a Sell to Cover. By accepting this award of PSUs, you agree (with respect to the PSUs) to Sell to Cover to satisfy any tax withholding obligations and:

    (i)    You hereby appoint the Agent as your agent and direct the Agent to (1) sell on the open market at the then prevailing market price(s), on your behalf, promptly after the settlement of any PSUs, such number of the Ordinary Shares that are issued in respect of such PSUs as the Agent determines will generate sufficient proceeds to cover (x) any estimated tax, social insurance, payroll, fringe benefit or similar withholding obligations with respect to such issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) in the Company’s discretion, apply any remaining funds to your federal tax withholding or remit such remaining funds to you.

    (ii)    You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of Ordinary Shares to be sold pursuant to subsection (i) above. You understand that to protect against declines in the market price of Ordinary Shares, the Agent may determine to sell more than the minimum number of Ordinary Shares needed to generate the required funds.

    (iii)    You understand that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to your account. In addition, you acknowledge that it may not be possible to sell Ordinary Shares as provided in subsection (i) above due to (1) a legal or contractual restriction applicable to the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Ordinary Shares may be traded. In the event of the Agent’s inability to sell Ordinary Shares, you will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.

    (iv)    You acknowledge that, regardless of any other term or condition of this Section 2.6(b), neither the Company nor the Agent will have any liability to you for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control, or (3) any claim relating to the timing of any Sell to Cover, the price at which Ordinary Shares are sold in any Sell to Cover, or the timing of the delivery to you of any Ordinary Shares following any Sell to Cover. Regardless of the Company’s or any Subsidiary’s actions in connection with tax withholding pursuant to this Agreement, you acknowledge that the ultimate responsibility for any and all tax-related items imposed on you in connection with any aspect of the PSUs and any Ordinary Shares issued upon settlement of the PSUs is and remains your responsibility and liability. Except as expressly stated herein, neither the Company nor any Subsidiary makes any commitment to structure of the PSUs to reduce or eliminate your liability for tax-related items.

    (v)    You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.6(b). The Agent is a third-party beneficiary of this Section 2.6(b).

    (vi)    This Section 2.6(b) shall survive termination of this Agreement until all tax withholding obligations arising in connection with this Award have been satisfied.

The Company shall not be obligated to deliver any Ordinary Shares to you unless and until you have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes required to be withheld in connection with the grant, vesting or settlement of the PSUs.

2.7    Rights as Shareholder. As a holder of PSUs you are not, and do not have any of the rights or privileges of, a shareholder of the Company, including, without limitation, any dividend rights or voting rights, in respect of the PSUs and any Ordinary Shares issuable upon vesting or settlement thereof unless and until such Ordinary Shares shall have been actually issued by the Company to you. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Ordinary Shares are issued, except as provided in Section 14.2 of the Plan.

2.8    Conditions to Delivery of Ordinary Shares. Subject to Section 11.4 of the Plan, the Ordinary Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Ordinary Shares or issued Ordinary Shares which have then been reacquired by the Company. Such Ordinary Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Ordinary Shares deliverable hereunder prior to fulfillment of all of the following conditions:

    (a)    The admission of such Ordinary Shares to listing on all stock exchanges on which the Ordinary Shares are then listed;

    (b)    The completion of any registration or other qualification of such Ordinary Shares under any state, federal or foreign law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

    (c)    The obtaining of any approval or other clearance from any state, federal or foreign governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

    (d)    The receipt by the Company of full payment for such Ordinary Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6 hereof; and

    (e)    The lapse of such reasonable period of time following the Determination Date as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE III

OTHER PROVISIONS

3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon you, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.

3.2    Adjustments Upon Specified Events. In addition, upon the occurrence of certain events relating to the Ordinary Shares contemplated by Section 14.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Ordinary Shares), the Administrator shall make such adjustments as the Administrator deems appropriate in the number of Performance Share Units then outstanding and the number and kind of securities that may be issued in respect of the Performance Share Units. You acknowledge that the PSUs are subject to modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.

3.3    Grant is Not Transferable. Your PSUs may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the PSUs, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the PSUs will terminate immediately and will become null and void.

3.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at the Participant’s last address reflected on the Company’s records, including any email address. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice to the Company shall be deemed given when actually received. Any notice given by the Company shall be deemed given when sent via email or 5 U.S. business days after mailing.

3.5    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.6    Governing Law; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.7    Conformity to Securities Laws. You acknowledge that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.8    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without your prior written consent.

3.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by and necessary to comply with applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon you any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

3.12    Entire Agreement. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.13    Section 409A. The PSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that the PSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the PSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.14    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Ordinary Shares as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

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EXHIBIT A

TO AVAGO TECHNOLOGIES LIMITED

2009 EQUITY INCENTIVE AWARD PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT

PERFORMANCE CRITERIA AND MEASUREMENT

1.	Definitions.

a.	“Average Market Value,” with respect to a company, shall mean the average closing trading price of a company’s shares on the principal exchange on which such shares are then traded, during the 90 consecutive calendar days ending on (and including) a specified date, as reported by the applicable principal exchange on which such company’s shares are listed or quoted (an “Exchange”), or by such other authoritative source as the Administrator may determine.

b.	“Performance Period” shall mean the period commencing on the Grant Date and ending on (and including) the day immediately prior to third anniversary of the Grant Date.

c.	“Relative TSR” shall mean the Company’s TSR relative to the TSR of the companies that comprise the S&P 500 Index as of the last day of the Performance Period, expressed as a percentile.

d.	“Share Price Growth” shall mean the quotient obtained by dividing (i) the Average Market Value of the Company on the last day of the Performance Period by (ii) the Average Market Value of the Company on the first day of the Performance Period, in each case, as reported by the applicable Exchange or by such other authoritative source as the Administrator may determine, expressed as a percentage.

e.	“Share Price Growth Multiplier” shall mean 1.5 in the event Share Price Growth is greater than or equal to 130% and the TSR Performance Multiplier, determined in accordance with the table below, is equal to or greater than 150% and shall mean 1 in the event Share Price Growth is less than 130% or TSR Performance Multiplier, determined in accordance with the table below, is less than 150%.

f.	“TSR” means the compound annual total shareholder return of the Company (or of a company in the S&P 500 Index, as applicable), as measured by the change in the price of an Ordinary Share (or the publicly traded securities of a company in the S&P 500 Index, as applicable) over the Performance Period (positive or negative), calculated based on the Average Market Value ending on the first day of the Performance Period as the beginning share price, and the Average Market Value ending on the last day of the Performance Period as the ending share price, and assuming dividends (if any) are reinvested based on the price of an Ordinary Share (or the publicly traded securities of a company in the S&P 500 Index, as applicable) in accordance with the “gross” or “total” return methodology as defined by S&P Dow Jones.

2.	Achievement Factor. As soon as administratively practicable, and in any event within 60 days, following the end of the Performance Period, the Administrator shall determine the Relative TSR and Share Price Growth for the Performance Period and calculate the Achievement Factor (such date of determination, the “Determination Date”). For the purposes hereof, “Achievement Factor” shall mean that factor determined under the table below and calculated by multiplying the applicable Relative TSR Achievement (determined based upon Relative TSR for the Performance Period) as set forth in the table below, times the applicable Share Price Growth Multiplier, as set forth in the table below.

A-1

Relative TSR	TSR Performance Multiplier	Share Price Growth	Share Price Growth Multiplier	Achievement Factor	Total Number of Shares To Be Delivered Pursuant to Award

At or above 90th Percentile of the S&P 500 Index	200%	≥130%	1.5	3	240,000

At the 75th Percentile of the S&P 500 Index	150%	≥130%	1.5	2.25	180,000

At or above 90th Percentile of the S&P 500 Index	200%	<130%	1	2	160,000

At the 75th Percentile of the S&P 500 Index	150%	<130%	1	1.5	120,000

At the 50th Percentile of the S&P 500 Index	100%	–	1	1	80,000

At the 25th Percentile of the S&P 500 Index	50%	–	1	0.5	40,000

Below the 25th Percentile of the S&P 500 Index	0%	–	1	0	0

If the Relative TSR achieved during the Performance Period is between two of the levels set forth in the table above, the Relative TSR Achievement shall be determined using linear interpolation. For the avoidance of doubt, in no event shall Relative TSR Achievement be above 200% and in the event the Relative TSR for the Performance Period is less than the 25th percentile, Relative TSR Achievement shall be 0% (i.e. no linear interpolation between the two lowest Relative TSR metrics set forth in the table above).

A-2